Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 4, 2007 (except for Note 12, as to which the date is October 30, 2007), accompanying the financial statements of Rubicon Technology, Inc. (which report expressed an unqualified opinion and contains explanatory paragraphs relating to the restatement discussed in Note 12 and the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and Financial Accounting Standards Staff Position 150-5, Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares that are Redeemable) contained in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-145880) and Prospectus. We consent to the use of the aforementioned report contained in Amendment No. 2 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Chicago, Illinois

October 31, 2007